SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K


                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                         October 22, 1998
                          Date of Report
                (Date of Earliest Event Reported)

                          U S Jet, Inc.
      (Exact Name of Registrant as Specified in its Charter)

          Nevada               33-8067-NY              84-1422609
      (State or other     (Commission File No.)   (IRS Employer I.D. No.)
       Jurisdiction

                         111 Airport Road
                       Butte, Montana 59701
             (Address of Principal Executive Offices)


                  Registrant's Telephone Number
                           406-494-7512

                    American Coal Corporation
                      1969 West North Temple
                    Salt Lake City, Utah 84116
   (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.

          None; not applicable.

Item 2.   Acquisition or Disposition of Assets.

          None; not applicable.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

         Pursuant to a Foreign Trade Zone Agreement (the "Agreement") dated October 8, 1998, between the Registrant and the Port of Montana ("Port Authority"), a municipal corporation of the City and County of Butte-Silver Bow, Montana, the Registrant has been granted the right, as "zone operator", to conduct foreign trade business at the Registrant's 236,000 squareft temperature-controlled logistics and distribution warehouse facility
("Zone Facility"), located at Butte, Montana. Implementation of the Agreement is vitally important to the Registrant's plans to operate international air cargo and trade operations from its principal logistics facilities in Montana, which include the Zone Facility.

     The Port Authority is the grantee for Foreign-Trade Zone ("FTZ") No. 190, which covers a limited area within the Southern region of Silver Bow County, Montana. The goal of the Port Authority is to use FTZ #190 to help businesses within its service area, such as the Registrant, compete in the global marketplace.

     The Registrant's Zone Facility is located in the immediate area of the Bert Mooney Municipal Airport, in Butte, Montana, where the Registrant maintains international air cargo facilities that include a fixed base operator, executive offices, a full complement of ground support equipment, and hangars that will serve as the Company's base for maintenance work, parts storage, and flight dispatch operations. U.S. Customs is also located at the Bert Mooney Municipal Airport.

     Merchandise held by the Registrant in an FTZ is considered to be in international commerce. As a result, no formal customs entry is required, no visa for quota merchandise is required, and no duty or excise taxes need to be paid. Once in the FTZ, merchandise may be stored, exhibited, mixed, manipulated, processed or destroyed, and is only subject to quota restrictions or duty if the merchandise is transferred from the FTZ into US commerce. Merchandise brought into the FTZ from outside the US for later export is never subject to duty or quotas. Domestic merchandise entering the FTZ may be exported at the time it enters the FTZ as opposed to when it leaves the US.

     These FTZ characteristics enable the Registrant's customers to elect what they want to pay duty on, the part that is imported or the finished product into which the imported part is placed, choosing the lower of the two tariff rates. If duty rates are going down, the duty can be paid at the time the part leaves the FTZ. If rates are going up, the duty can be paid immediately. The expense and paperwork involved in filing for duty drawback on exports are eliminated. The Registrant's customers may bring large quantities of goods into the FTZ and release their products into U.S. Customs territory as needed.

     Pursuant to the Agreement, the Registrant is required to maintain inventory records tracking foreign merchandise in the Zone Facility, to file an entry form each time merchandise enters the Zone Facility, and to prepare and file an annual report.

Item 6.   Resignation of Registrant's Directors

          None; not applicable.

Item 7.   Financial Statements and Exhibits.

          The following exhibit is filed as part of this report:



Description of Exhibit*                                        Number

Foreign Trade Zone Agreement                                     10

     Exhibit A -    Map of Registrant's Zone Facility


Item 8.        Change in Fiscal Year.

               None; not applicable.

Item 9.        Sales of Equity Securities Pursuant to Regulation S.

               None; not applicable.

                            SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      U S JET, INC.



Date: 10/28/98                        By/s/Kenneth R. DeBree
                                Kenneth R. DeBree
                                      President and Director